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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this registration statement of our report dated July 27, 1999 and to all references to our Firm included in this registration statement.

                                                /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
March 6, 2000